DEFERRED COMPENSATION AGREEMENT


     Deferred Compensation Agreement dated as of May __, 1997 between Aeroflex Incorporated, a Delaware corporation, with its principal office located at 35 South Service Road, Plainview, NY 11803 (the "Company") and Harvey R. Blau, who resides at 125 Wheatley Road, Old Westbury, NY 11568 (the "Executive").

     WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of July 1, 1994 (the "Employment Agreement"), pursuant to which the Executive receives compensation from the Company;

     WHEREAS, the Company and the Executive wish to provide that the Executive may, at his election, defer certain of the compensation payable to Executive pursuant to the terms of the Employment Agreement.

     NOW, THEREFORE, it is agreed as follows:

     1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings provided in the Employment Agreement.

     2.   DEFERRED COMPENSATION.

     (a) Not later than the later of (i) the last day of each Fiscal Year of the Company prior to a Fiscal Year with respect to which an Annual Bonus is payable to Executive in accordance with Section 4 of the Employment Agreement and (ii) five (5) days from the date of this Agreement, Executive may elect in writing to defer all or any portion of such Annual Bonus for such Fiscal Year, as Executive desires.

      (b) At the same time as the Executive elects to defer compensation under this Agreement, the Executive shall elect whether such deferred compensation shall be payable in cash or in the Company's common stock, par value $.10 per share ("Common Stock"), or a combination thereof. In the event that the Executive determines that all or a portion of his deferred compensation shall be paid in Common Stock of the Company, the Common Stock shall be valued at its Fair Market Value on 31st trading day of the Fiscal Year next succeeding the Fiscal Year for which such Annual Bonus was deferred (each such 31st day, a "Valuation Date"). For the purposes of the foregoing, "Fair Market Value" shall mean the average market price of the Common Stock on the New York Stock Exchange consolidated reporting system for the 30 consecutive trading days immediately preceding the applicable Valuation Date. If no sales shall have been reported on the New York Stock Exchange consolidated reporting system on such dates, Fair Market Value shall be determined by the Committee in accordance with the Treasury Regulations applicable to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

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      (c) All amounts  deferred under this Agreement  above shall be one hundred percent (100%) vested and non-forfeitable at all times. Payments of said deferred compensation shall begin upon the earliest to occur of (i) the failure to the stockholders of the Company to approve this Agreement by the affirmative vote of a majority of such stockholders at the annual or special meeting of the stockholders next succeeding the date of this Agreement, (ii) termination of the Executive's employment in accordance with Section 9 of the Employment Agreement, (iii) in the event of any emergency or necessity as shall be solely determined by the Board of Directors or (iv) an adverse change of financial condition of the Company deemed to be perceived inability to pay the amounts deferred pursuant to this Agreement. Amounts payable to the Executive pursuant to this Agreement shall be in addition to any amounts payable to the Executive pursuant to Section 9 of the Employment Agreement.

      (d) In order to meet its contingent deferred obligation hereunder, the Company may (i) each year set aside or earmark funds in an amount equal to the total cash amount allocated and deferred for such year and (ii) purchase or otherwise allocate shares of Common Stock in an amount equal to the amount designated by the Executive pursuant to Section 2(b) hereof.

      (e) Funds set aside or earmarked to meet the Company's contingent cash deferred obligation hereunder may be kept in cash, or invested and reinvested in the discretion of the Company. To the extent that such funds are kept in cash, they shall be deemed to accrue interest at the rate of five (5%) percent per annum.

      (f) Investments of funds set aside or earmarked for the Company's contingent deferred obligation hereunder may be made in stock, bonds or other securities; provided, however, that except as provided in Section 2(d), no portion of such funds shall be invested in any securities of the Company.

      (g) In the event that amounts become payable in accordance with this Agreement, (i) to the extent that the Executive has elected that such amounts shall be paid in cash, said payment shall be in an amount equal to the value, determined as of the date of such event, of all deferred amounts plus all amounts earned or deemed earned thereon, and shall be made as soon as feasible in one lump sum and (ii) to the extent that the Executive has elected that any such amounts shall be paid in Common Stock, the Company shall deliver to the Executive the total number of shares of Common Stock determined by dividing the amount of Annual Bonus which the Executive deferred and elected to have paid in Common Stock in respect of any Fiscal Year by the Fair Market Value of the Common Stock on the Valuation Date for each respective Fiscal Year calculated in accordance with Section 2(b) hereof, and shall be delivered as soon as feasible after such number of shares of Common Stock have been determined.

      (h) Nothing contained herein shall be deemed to create a trust relationship. Funds invested hereunder shall continue for all purposes to be part of the general funds of the Company, subject to the claims of creditors of the Company, and no entity or person other than the Company shall, by virtue of

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 the  provisions  of this  Agreement,  have any  interest in such funds.  To the extent that Executive acquires a right to receive payments from the Company under this Agreement, such right shall be non-forfeitable and secured to the full extent that the law will allow.

      (i) Subject to the approval of this Agreement by the affirmative vote of a majority of such stockholders at the annual or special meeting of the stockholders next succeeding the date of this Agreement, Executive hereby elects (i) to defer all of the Annual Bonus payable to him in respect of the Fiscal Year ending June 30, 1998 and (ii) that such deferred compensation shall be payable to Executive in Common Stock.

     3. EFFECT OF AGREEMENT ON OTHER BENEFITS. The existence of this Agreement shall not prohibit or restrict the Executive's entitlement to participate fully in the executive compensation, employee benefit and other plans or programs of the Company in which senior executives are eligible to participate.

     4. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to (a) a merger or consolidation in which the Company is not the continuing entity or (b) sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in the Employment Agreement and this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it will use its best efforts to cause such assignee or transferee expressly to assume the liabilities, obligations and duties of the Company hereunder.

     5. ENTIRE AGREEMENT. Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof.

     6. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both the Executive and an authorized officer of the Company other than the Executive. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company other than the Executive, as the case may be.

     7. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     8. SURVIVORSHIP. The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment with the Company to the extent necessary to the intended preservation of such rights and obligations as described in this Agreement.

     9. BENEFICIARIES/REFERENCES. The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or of a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed to refer to his beneficiary, and if the Executive shall not have designated a beneficiary, his Spouse.

     10. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York, without reference to principles of conflict of laws.

     11. NOTICES. Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of.

 If to the Company or the Board:

     Aeroflex Incorporated
     35 South Service Road
     Plainview, NY 11803
     Attention: Michael Gorin FAX: (516) 694-4823

 If to the Executive:

     Harvey R. Blau
     125 Wheatley Road
     Old Westbury, NY  11568

     12. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     13.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                    AEROFLEX INCORPORATED

                                    By: /s/ Charles Badlato
                                    Name: Charles Badlato
                                    Title:Treausrer

                                    /s/ Harvey R. Blau
                                         Harvey R. Blau